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                                                                  EXHIBIT 99.B9a




                     FUND ADMINISTRATION SERVICING AGREEMENT


This Agreement is made and entered into on this 2nd day of February, 1998, by and between The Olstein Funds, a business trust organized under the laws of the State of Delaware (hereinafter referred to as the "Trust") on behalf of any of its series as described in Part IV of this Agreement (each such series is hereafter referred to as a "Fund" and, collectively as the "Funds"), and Firstar Trust Company, a corporation organized under the laws of the State of Wisconsin (hereinafter referred to as "FTC").


WHEREAS, The Trust is a open-ended management investment company which is registered under the Investment Company Act of 1940 (as amended, the "1940 Act");

WHEREAS, FTC is a trust company and, among other things, is in the business of providing fund administration services for the benefit of its customers;

NOW, THEREFORE, the Trust and FTC do mutually promise and agree as follows:

I.       Appointment of Administrator

         The Trust hereby appoints FTC as Administrator of the Funds on the terms and conditions set forth in this Agreement, and FTC hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement in consideration of the compensation provided for herein.

II.      Duties and Responsibilities of FTC

         A.    General Fund Management

               1.   Act as liaison among all fund service providers

               2.   Coordinate corporate formalities and Board communication by:

                    a. preparing and distributing meeting agendas and board materials including board resolutions and various financial, administrative and regulatory reports;

                    b. attending all regular or special board meetings, preparing and distributing minutes of such meetings and maintaining the corporate records and minute book for the Trust;

                    c. updating trustees' and officers' biographical information and questionnaires; and

                    d.    evaluating independent auditor.




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               3.   Audits

                    a. Prepare appropriate schedules and assist independent auditors

                    b. Provide information to SEC and facilitate audit process

                    c. Provide office facilities for auditors and SEC staff as appropriate

               4. Assist in overall operations of the Trust, including the provision of office facilities, executive and administrative services and FTC personnel to serve as officers of the Trust to facilitate Trust operations, all at FTC's expense with the exception of the costs incurred when attending Board of Trustee meetings; and to provide stationary and office supplies at the Trust's expense.

               5. Create and maintain operations and compliance calendars and/or a compliance manual for the Trust, detailing schedules for the various responsibilities of FTC.

               6. Shareholder Communications. Coordinate printing and distribution of prospectuses, statements of additional information, stickers (supplements) to prospectuses or statements of additional information, annual and semi-annual shareholder reports and proxy statements.

         B.    Compliance

               1.   Regulatory Compliance

                    a. periodically monitor compliance with 1940 Act requirements, including:

                          1)   Asset diversification tests;

                          2)   Total return and yield calculations;

                          3)   Code of ethics

                          4)   Compliance with fidelity bond coverage
                               requirements of Rule 17g-1 under the 1940 Act;
                               and

                          5) Compliance with the NASD sales charge rule, including the calculation and monitoring of the sales charge cap and remaining amount for asset-based sales charges.

                    b. Periodically monitor and report at Fund's quarterly board meeting or more frequently as required, compliance with the policies investment limitations and reinvestment restrictions of each Fund as set forth in its prospectus and statement of additional information



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               2.   Blue Sky Compliance

                    a. Prepare and file with the appropriate state securities authorities any and all required compliance or notice filings relating to the sales, qualification or registration of the securities of each Fund so as to enable each Fund to make a continuous offering of its shares in the fifty states, Puerto Rico, U.S. Virgin Islands, and Guam ("Blue Sky Jurisdictions").

                    b. Monitor sales and qualification status and make appropriate renewal filings in each Blue Sky Jurisdiction.

                    c. File prospectuses, statements of additional information or proxy statements for the Trust in Blue Sky Jurisdictions as requested by the Trust or such jurisdictions.

               3.   SEC Registration and Reporting

                    a. Assist in the preparation and filing of post-effective amendments to the Trust's Registration Statement on Form N-1A to reflect the addition or deletion of Funds, general amendments, or annual updates including the preparation of Financial Data Schedules; and prepare and file supplements ("stickers") to any prospectus or statement of additional information for a Fund;

                    b. Prepare and file annual and semi-annual reports to shareholders as required under the 1940 Act, along with annual and semiannual reports on Form N-SAR (which shall be series and class-specific, as appropriate);

                    c. Assist in the preparation and filing of proxy statements, as requested by the Trust (matters to be voted on may be class-specific), prepare minutes of shareholder meetings, and record ballot results and interface with proxy solicitation companies as required;

                    d. Prepare and file documents required to report and calculate Federal securities registration fees (such as notices on Form 24F-2);

                    e. File fidelity bond and any joint insurance agreements as required by Rule 17g-1 under the 1940 Act; and

                    f. Provide for the EDGAR-ization or other appropriate preparation of all documents described above which must be filed electronically with the SEC.



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               4.   IRS Compliance

                    a. Periodically monitor the Trust's status as a regulated investment company under Subchapter M of the Internal Revenue Code, as amended, through review of the following:

                          1)   Asset diversification requirements

                          2)   Qualifying income requirements

                          3)   Distribution requirements

                    b.    Monitor short short testing as required

                    c. Calculate required distributions as required (including excise tax distributions)

C.       Financial Reporting

               1. Prepare monthly expense reports (by series and class where appropriate) including expense figures and accruals, monitoring of expense caps or reimbursements and calculation of advisory fees and 12b-1 accruals or payments; and calculate expense ratios for quarterly, semiannual or annual periods.

               2. Prepare unaudited financial statements (by series and class where appropriate) for use in shareholder reports or prospectuses and statements of additional information.

               3. Prepare other monthly operational reports as required including:

                    a. Sales figures (including shares sold, redeemed and reinvested, changes in share price in net sales and numbers of shareholders);

                    b. Performance information (including total return or yield for the month, quarter, year-to-date, fiscal year or average annual one-, five- or ten-year periods); and

                    c. Portfolio information (including turnover, top ten holdings, book gains/losses per share; net income/book income per share; basis).

               4. Provide financial data required by Fund prospectus and statements of additional information

               5. Prepare financial reports for shareholders, the board, the SEC, and independent auditors


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               6.   Supervise the Trust's Custodian and Fund Accountants in the
                    maintenance of each Fund's general ledger and in the preparation of each Fund's financial statements including oversight of expense accruals and payments, of the determination of net asset value of each Fund and of the Fund's shares, and of the declaration and payment of dividends and other distributions to shareholders

         D.    Tax Reporting

               1. Prepare and file on a timely basis appropriate federal and state tax returns including forms 1120/8613 with any necessary schedules

               2.   Prepare state income breakdowns where relevant

               3. File 1099 Miscellaneous for payments to directors and other service providers

               4.   Monitor wash losses

               5. Calculate eligible dividend income for corporate shareholders

III.     Compensation

         The Trust agrees to pay FTC for performance of the duties listed in this Agreement and the fees and out-of-pocket expenses as set forth in the attached Schedule A.

         These fees may be changed from time to time, subject to mutual written Agreement between the Trust and FTC.

         The Trust agrees to pay all fees and reimbursable expenses within ten
         (10) business days following the mailing of the billing notice.

IV.      Additional Funds

         In the event that the Trust establishes one or more Funds with respect to which it desires to have FTC render fund administration services, under the terms hereof, it shall so notify FTC in writing, and if FTC agrees in writing to provide such services, such Funds will be subject to the terms and conditions of this Agreement, and shall be maintained and accounted for by FTC on a discrete basis. The Funds currently covered by this Agreement are: The Olstein Financial Alert Fund

V.       Performance of Service; Limitation of Liability

               A. FTC shall exercise reasonable care in the performance of its duties under this Agreement. FTC shall not be liable for any loss suffered by the Fund in connection with matters to which this Agreement relates, including losses resulting from mechanical breakdowns or the failure of communication or



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                     power supplies beyond FTC's control, except a loss
                     resulting from FTC's refusal or failure to comply with the terms of this Agreement or from bad faith, negligence, or willful misconduct on its part in the performance of its duties under this Agreement. Notwithstanding any other provision of this Agreement, the Fund shall indemnify and hold harmless FTC from and against any and all claims, demands, losses, expenses, and liabilities (whether with or without basis in fact or law) of any and every nature (including reasonable attorneys' fees) which FTC may sustain or incur or which may be asserted against FTC by any person arising out of any action taken or omitted to be taken by it in performing the services hereunder (i) in accordance with the foregoing standards, or (ii) in reliance upon any written or oral instruction provided to FTC by any duly authorized officer of the Trust, such duly authorized officer to be included in a list of authorized officers furnished to FTC and as amended from time to time in writing by resolution of the Board of Trustees of the Trust.

                     In the event of a mechanical breakdown or failure of communication or power supplies beyond its control, FTC shall take all reasonable steps to minimize service interruptions for any period that such interruption continues beyond FTC's control. FTC will make every reasonable effort to restore any lost or damaged data and correct any errors resulting from such a breakdown at the expense of FTC. FTC agrees that it shall, at all times, have contingency plans, that are comparable to those employed within the financial services industry, with appropriate parties, making reasonable provision for emergency use of electrical data processing equipment to the extent appropriate equipment is available. Representatives of the Trust shall be entitled to inspect FTC's premises and operating capabilities at any time during regular business hours of FTC, upon reasonable notice to FTC.

                     Regardless of the above, FTC reserves the right to reprocess and correct administrative errors at its own expense.

               B. In order that the indemnification provisions contained in this section shall apply, it is understood that if in any case the Trust may be asked to indemnify or hold FTC harmless, the Trust shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that FTC will use all reasonable care to notify the Trust promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the Trust. The Trust shall have the option to defend FTC against any claim which may be the subject of this indemnification. In the event that the Trust so elects, it will so notify FTC and thereupon the Trust shall take over complete defense of the claim, and FTC shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this section. FTC shall in no case confess any claim or make any compromise in any case in which the Trust will be asked to indemnify FTC except with the Trust's prior written consent.



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               C.    FTC shall indemnify and hold the Trust harmless from and
                     against any and all claims, demands, losses, expenses, and liabilities (whether with or without basis in fact or law) of any and every nature (including reasonable attorneys' fees) which may be asserted against the Trust by any person arising out of any action taken or omitted to be taken by FTC as a result of FTC's refusal or failure to comply with the terms of this Agreement, its bad faith, negligence, or willful misconduct.

VI.      Confidentiality

         FTC shall handle, in confidence, all information relating to the Trust's business which is received by FTC during the course of rendering any service hereunder.

VII.     Data Necessary to Perform Service

         The Trust or its agent, which may be FTC, shall furnish to FTC the data necessary to perform the services described herein at times and in such form as mutually agreed upon.

VIII.    Terms of Agreement


         This Agreement shall become effective on February 2, 1998 and, unless sooner terminated as provided herein, shall continue automatically in effect for successive annual periods, provided that the continuance of the Agreement is approved by a majority of the Trustees of the Trust. The Agreement may also be terminated by either party upon giving ninety
         (90) days prior written notice to the other party or such shorter period as is mutually agreed upon by the parties and will terminate automatically on its assignment unless the parties hereto consent in writing.


IX.      Duties in the Event of Termination

         In the event that, in connection with termination, a successor to any of FTC's duties or responsibilities hereunder is designated by the Trust by written notice to FTC, FTC will promptly, upon such termination and at the expense of the Trust, transfer to such successor all relevant books, records, correspondence, and other data established or maintained by FTC under this Agreement in a form reasonably acceptable to the Trust (if such form differs from the form in which FTC has maintained, the Trust shall pay any expenses associated with transferring the data to such form), and will cooperate in the transfer of such duties and responsibilities, including provision for assistance from FTC's personnel in the establishment of books, records, and other data by such successor.


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X.       Choice of Law

         This Agreement shall be construed in accordance with the laws of the State of Wisconsin.

XI.      Notices

         Notices of any kind to be given by either party to the other party shall be in writing and shall be duly given if mailed or delivered as follows: Notice to FTC shall be sent to:

               Firstar Trust Company
               615 East Michigan Street
               Milwaukee, WI  53202

         and notice to the Trust shall be sent to:

               The Olstein Funds
               Four Manhattanville Road
               Purchase, NY  10577

XII.     Records

         FTC shall keep records relating to the services to be performed hereunder, in the form and manner, and for such period as it may deem advisable and is agreeable to the Trust and as required by the rules and regulations of appropriate government authorities, in particular,
         Section 31 of the 1940 Act and the rules thereunder. FTC agrees that all such records prepared or maintained by FTC relating to the services to be performed by FTC hereunder are the property of the Trust and will be preserved, maintained, and made available with such section and rules of the 1940 Act and will be promptly surrendered to the Trust on and in accordance with its request.



The Olstein Funds                                 Firstar Trust Company

Sign: /s/ Robert A. Olstein                 Sign: /s/ Joe Redwine
     ------------------------------              -------------------------------

Print: Robert A. Olstein                    Print: Joe Redwine
      -----------------------------               ------------------------------

Title: Chairman and President               Title:
      -----------------------------               ------------------------------

Date: March 2, 1998                         Date: March 2, 1998
     ------------------------------              -------------------------------

Attest: Michael Luper                       Attest: Mary Klabunde
       ----------------------------                -----------------------------




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                                                     Mutual Fund Services

================================================================================
                       FUND ADMINISTRATION AND COMPLIANCE
                               ANNUAL FEE SCHEDULE



o   Minimum annual fee per Fund:  $30,000

o 6 basis points (.0006) on the first $200,000,000 of average daily net assets

o   5 basis points (.0005) on the next $300,000,000 of average daily net assets

o 3 basis points (.0003) on the balance of average daily net assets in excess of $500,000,000

o   Out-of-Pocket expenses, including, but not limited to:

o   Postage

o   Stationary

o   Programming

o   Proxies

o   Retention of records

o   Special reports

o   Federal and state regulatory filing fees

o   Certain insurance premiums

o   All other out-of-pocket expenses

o   Expenses from Board of Trustees meetings

o   Fees are billed monthly


================================================================================

     12.8.0                                                    FIRSTAR



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